As filed with the Securities and Exchange Commission on June 25, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	91-1533912
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3101 Western Avenue, Suite 600

Seattle, Washington 98121

(206) 282-7100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James A. Bianco, M.D.

Chief Executive Officer

Cell Therapeutics, Inc.

3101 Western Avenue, Suite 600

Seattle, Washington 98121

(206) 282-7100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

C. Brophy Christensen, Jr., Esq.

Eric C. Sibbitt, Esq.

O’Melveny & Myers LLP

Two Embarcadero Center, 28th Floor

San Francisco, California 94111-3823

(415) 984-8700

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, no par value per share	12,605,042	$0.65	$8,193,277.30	$938.95

(1)	All such common stock is issuable upon conversion of certain shares of preferred stock currently owned by the selling shareholders.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low sales prices of the registrant’s common stock, as reported on the NASDAQ Global Market on June 22, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 25, 2012

PROSPECTUS

Making cancer more treatable

CELL THERAPEUTICS, INC.

12,605,042 Shares of Common Stock

This prospectus relates to the resale from time to time of up to an aggregate of 12,605,042 shares of our common stock issued upon conversion of certain shares of preferred stock by the selling shareholders identified in this prospectus, including their respective transferees, donees, pledgees, assignees and successors-in-interest. The shares of preferred stock were originally issued by us in May 2012 in connection with the closing of an asset acquisition. The selling shareholders may offer and sell their shares in public or private transactions, or both. These sales may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price, or at negotiated prices.

The selling shareholders may sell all or a portion of shares through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling shareholders, the purchasers of the shares, or both. See “Plan of Distribution” for a more complete description of the ways in which the shares may be sold. We will not receive any of the proceeds from the sale of the shares by the selling shareholders. We have agreed to bear the expenses (other than underwriting discounts or commissions or agent’s commissions) in connection with the registration of the common stock being offered under this prospectus by the selling shareholders.

Our common stock is quoted on The NASDAQ Capital Market and on the Mercato Telematico Azionario, or the “MTA”, stock market in Italy under the symbol “CTIC.” On June 22, 2012, the last reported sale price of our common stock on The NASDAQ Capital Market was $0.62 per share.

Investing in our securities involves a high degree of risk. See the “Risk Factors” section on page 4 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is June 25, 2012

-i-

ABOUT THIS PROSPECTUS

This prospectus relates to the resale or other disposition of up to an aggregate of 12,605,042 shares of common stock issued upon conversion of certain shares of preferred stock. Those shares of preferred stock were originally issued by us in May 2012 in connection with the closing of an asset acquisition. We will not receive any proceeds from the potential sale of the shares offered by the selling shareholders.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC”, utilizing a “shelf” registration process. It omits some of the information contained in the registration statement and reference is made to the registration statement for further information with regard to us and the securities being offered by the selling shareholders. Any statement contained in the prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC is not necessarily complete, and in each instance, reference is made to the copy of the document filed.

You should read this prospectus, any documents that we incorporate by reference in this prospectus and the additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus or any documents we incorporate by reference herein or therein is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, the terms “CTI,” “Company,” “registrant,” “we,” “us,” “our” and similar terms refer to Cell Therapeutics, Inc., a Washington corporation, and its subsidiaries, unless the context otherwise requires. “CTI” “OPAXIO” and “Pixuvri” are our proprietary marks. All other product names, trademarks and trade names referred to in this prospectus, as supplemented from time to time, are the property of their respective owners. References to “selling shareholders” refer to those stockholders listed herein under “Selling Shareholders” and their transferees.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, or the “Exchange Act”. In accordance with the Exchange Act, we file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed by us are available to the public free of charge at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.celltherapeutics.com. You may also read and copy any document we file with the SEC, including the registration statement on Form S-3 and the exhibits thereto, at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330.

This prospectus omits some information contained in the registration statement of which this prospectus forms a part in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

SEC rules allow us to “incorporate by reference” into this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference into this prospectus is considered to be part of this prospectus. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents deemed to be furnished and not filed in accordance with SEC rules) until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on March 8, 2012;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012, filed with the SEC on April 20, 2012;

•	our Proxy Statement on Schedule 14A filed with the SEC on October 17, 2011;

•

our Current Reports on Form 8-K filed with the SEC on January 3, 2012 (Item 8.01 only), January 12, 2012, January 30, 2012 (Item 8.01 only), February 2, 2012, February 15, 2012 (Item 1.01 only), February 17, 2012 (Item 8.01 only), April 24, 2012 (Items 1.01 and 3.02 only), May 14, 2012 (Item 8.01 only), May 31, 2012 (other than Items 7.01 and 9.01), June 5, 2012 (other than Items 7.01 and 9.01), June 20, 2012, and June 22, 2012; and

•	the description of our capital stock contained in our Registration Statement on Form 10 filed with the SEC on June 27, 1996, as amended.

Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and later information filed with the SEC may update and supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

We will provide without charge to each person, including any beneficial owners, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus but not delivered with this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of these documents by writing or telephoning us at the following address:

Cell Therapeutics, Inc.

3101 Western Avenue, Suite 600

Seattle, Washington 98121

(206) 282-7100

Attention: Investor Relations

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any documents we incorporate by reference herein or therein may contain “forward-looking statements” within the meaning of the U.S. federal securities laws. All statements other than statements of historical fact are “forward-looking statements”, including, without limitation:

•	any statements regarding future operations, plans, regulatory filings or approvals;

•	any projections of cash resources, revenues, operating expenses or other financial terms;

•	any statements of the plans and objectives of management for future operations or programs;

•	any statements concerning proposed new products or services;

•	any statements on plans regarding proposed or potential clinical trials or new drug filing strategies or timelines;

•	any statements regarding compliance with the listing standards of The NASDAQ Stock Market, or NASDAQ;

•	any statements regarding pending or future mergers or acquisitions; and

•	any statements regarding future economic conditions or performance, and any statement of assumptions underlying any of the foregoing.

In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should” or “will” or the negative thereof, variations thereof similar expressions. Such statements are based on management’s current expectations and are subject to risks and uncertainties which may cause actual results to differ materially from those set forth in the forward-looking statements. There can be no assurance that such expectations or any of the forward-looking statements will prove to be correct, and actual results could differ materially from those projected or assumed in the forward-looking statements. We urge you to carefully review the disclosures we make concerning risks and other factors that may affect our business and operating results, including those made in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011, as such risk factors may be updated in subsequent SEC filings, as well as our other reports filed with the SEC. We caution you not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, unless required by law to do so.

SUMMARY

The following summary highlights information contained elsewhere or incorporated by reference in this prospectus. The following summary does not contain all the information that you should consider before investing in our common stock. To understand this offering fully, you should read this entire prospectus carefully, including the matters discussed under “Risk Factors” and the documents incorporated by reference.

Our Company

We develop, acquire and commercialize novel treatments for cancer. Our goal is to build a leading biopharmaceutical company with a diversified portfolio of proprietary oncology drugs. Our research, development, acquisition and in-licensing activities concentrate on identifying and developing new, less toxic and more effective ways to treat cancer. Our operations are primarily conducted in the United States. We are currently focusing our efforts on the European commercial launch for Pixuvri™ (pixantrone) and on the development of pacritinib and tosedostat and to a lesser extent OPAXIO™ (paclitaxel poliglumex).

Corporate Information

We were incorporated in the State of Washington in 1991. Our shares of common stock trade on The NASDAQ Capital Market and the MTA in Italy under the symbol “CTIC.” Our principal executive offices are located at 3101 Western Avenue, Suite 600, Seattle, Washington 98121, and our phone number is (206) 282-7100. Our website is located at www.celltherapeutics.com; however, the information in, or that can be accessed through, our website is not part of this prospectus.

RISK FACTORS

In addition to the updated risks described below, you should carefully consider the risks under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on March 8, 2012, and in our subsequent Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012, filed with the SEC on April 20, 2012, which information is incorporated by reference into this prospectus, and other information included in this prospectus and reports we file from time to time with the SEC that we incorporate by reference herein for a discussion of factors you should carefully consider before deciding to invest in our securities. If any of the identified risks actually occur, it could materially adversely affect our business, financial condition, operating results or prospects and the trading price of our securities. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also impair our business, financial condition, operating results and prospects and the trading price of our securities.

Our common stock is listed on The NASDAQ Capital Market and the Mercato Telematico Azionario stock market in Italy, or the “MTA”, and we may not be able to maintain those listings or trading on these exchanges may be halted or suspended, which may make it more difficult for investors to sell shares of our common stock.

The closing bid price of our common stock has been below the minimum $1.00 per share requirement for continued listing of our common stock on The NASDAQ Capital Market under NASDAQ Marketplace Rule 5550(a)(2). We expect to receive from NASDAQ a notification indicating non-compliance with this requirement and providing a grace period of 180 calendar days to regain compliance with this requirement or be delisted if we do not regain compliance. If our board of directors exercises its discretion to approve a reverse stock split to seek to regain compliance with the NASDAQ listing requirements and increase the per share trading price of our common stock, the announcement of the reverse stock split could adversely affect the trading price per share even if we ultimately regain compliance.

If our common stock ceases to be listed for trading on The NASDAQ Capital Market for any reason, it may harm our stock price, increase the volatility of our stock price, decrease the level of trading activity and make it more difficult for investors to buy or sell shares of our common stock. Furthermore, our failure to maintain a listing on The NASDAQ Capital Market may constitute an event of default under any future indebtedness which would accelerate the maturity date of such future debt or trigger other obligations. Delisting from NASDAQ could also affect our ability to maintain our listing on the Borsa Italiana. Trading in our common stock has been halted or suspended in the past and may also be halted or suspended due to market conditions or at the discretion of NASDAQ, the Commissione Nazionale per le Società e la Borsa, or “CONSOB” (which is the public authority responsible for regulating the Italian securities markets), or the Borsa Italiana (which ensures the development of the managed markets in Italy). In addition, if we are not listed on The NASDAQ Capital Market or if our public float falls below $75 million, we will be limited in our ability to file new shelf registration statements on SEC Form S-3 and/or to fully use one or more registration statements on SEC Form S-3. We have relied significantly on shelf registration statements on SEC Form S-3 for most of our financings in recent years, so any such limitations may harm our ability to raise the capital we need.

The market price of shares of our common stock is extremely volatile, which may affect our ability to raise capital in the future and may subject the value of your investment in our securities to sudden decreases.

The market price for securities of biopharmaceutical and biotechnology companies, including ours, historically has been highly volatile, and the market from time to time has experienced significant price and volume fluctuations that are unrelated to the operating performance of such companies. For example, during the 12-month period ended June 22, 2012, our stock price has ranged from a low of $0.61 to a high of $2.05.

Factors that may have a significant impact on the market price and marketability of our securities include:

•	announcements by us or others of results of preclinical testing and clinical trials and regulatory actions;

•	announcements by us or others of serious adverse events that have occurred during treatment of patients following grant of conditional marketing authorization for Pixuvri in the European Union;

•	announcements of technological innovations or new commercial therapeutic products by us, our collaborative partners or our present or potential competitors;

•	our issuance of debt, equity or other securities, which we need to pursue in 2012 to generate additional funds to cover our current operating expenses;

•	our quarterly operating results;

•	developments or disputes concerning patent or other proprietary rights;

•	developments in our relationships with collaborative partners;

•	acquisitions or divestitures;

•	litigation and government proceedings;

•	adverse legislation, including changes in governmental regulation;

•	third-party reimbursement policies;

•	changes in securities analysts’ recommendations;

•	short selling;

•	changes in health care policies and practices;

•	halting or suspension of trading in our common stock on The NASDAQ Capital Market by NASDAQ or on the MTA by CONSOB or the Borsa Italiana;

•	economic and other external factors; and

•	general market conditions.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted. For example, in the case of our company, we and certain of our officers and directors are named as defendants in purported securities class action and shareholder derivative lawsuits brought on behalf of a putative class of purchasers of our securities from March 25, 2008 through March 22, 2010. With respect to the securities class action lawsuit, the relevant court has scheduled a hearing regarding a settlement among the parties for July 20, 2012, and will thereafter rule on whether the settlement will receive final approval. The negotiated terms of the settlement include a $19 million payment to the class, which the Company expects to be paid by the Company’s insurance carriers. The shareholder derivative lawsuit seeks unspecified damages and, as with any litigation proceeding, we cannot predict with certainty the eventual outcome of pending litigation. Furthermore, we may have to incur substantial expenses in connection with these lawsuits and our management’s attention and resources could be diverted from operating our business as we respond to the litigation. We maintain significant insurance to cover these risks for us and our directors and officers, but our insurance is subject to high deductibles to reduce premium expense, and there is no guarantee that the insurance will cover any specific claim that we currently face or may face in the future, or that it will be adequate to cover all potential liabilities and damages.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the account of the selling shareholders. We will not receive any of the proceeds from the sale of these shares.

DESCRIPTION OF CAPITAL STOCK

This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of our amended and restated articles of incorporation, as amended, which we refer to as our articles of incorporation, our second amended and restated bylaws, which we refer to as our bylaws, and all applicable provisions of Washington law. Our articles of incorporation and bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

General

We are authorized to issue 383,333,333 shares of common stock, no par value, and 1,666,666 shares of preferred stock, no par value. We will include in our proxy statement for the 2012 annual meeting of our shareholders a proposal to increase the total number of authorized shares from 384,999,999 to 751,666,666 and the total number of authorized shares of common stock from 383,333,333 to 750,000,000 shares. As of June 22, 2012, there were 248,212,286 shares of common stock outstanding (before giving effect to the automatic conversion of 15,000 shares of Series 16 Preferred Stock into 12,605,042 shares of common stock) and warrants to purchase approximately 48,422,290 shares of common stock outstanding. In addition, as of June 22, 2012, 12,605,042 shares of common stock were reserved for issuance upon conversion of preferred stock, 1,970,763 shares of common stock were reserved for issuance under our equity compensation plans, 225,974 shares of common stock were reserved for issuance under our employee stock purchase plan and 65 shares of common stock were reserved for issuance upon exercise of outstanding restricted share rights.

On April 15, 2007, we effected a 1-for-4 reverse stock split of our common stock, on August 31, 2008, we effected a 1-for-10 reverse stock split of our common stock and on May 15, 2011, we effected a 1-for-6 reverse stock split of our common stock.

Common Stock

Each holder of common stock is generally entitled to one vote for each share held on all matters to be voted upon by the shareholders and there are no cumulative voting rights. Subject to preferences that may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratably the dividends, if any, that are declared from time to time by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share in our assets remaining after the payment of liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

General Description of Preferred Stock

Our board of directors has the authority, without action by the shareholders, to designate and issue preferred stock in one or more series and to designate the rights, preferences and privileges of each series, which may be greater than the rights of the common stock. It is not possible to state the actual effects of the issuance of any shares of preferred stock upon the rights of holders of the common stock until our board of directors determines the specific rights of the holders of such preferred stock. However, the effects could include, among other things:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing a change in control of the Company without further action by the shareholders.

Anti-Takeover Effects of Provisions of Washington Law, Our Articles of Incorporation and Bylaws and Our Rights Plan

Washington law contains certain provisions that may have the effect of delaying, deterring or preventing a change in control of the Company. Chapter 23B.19 of the Washington Business Corporation Act prohibits us, with certain exceptions, from engaging in certain significant business transactions with an “acquiring person” (defined generally as a person or group of persons who acquire 10% or more of our voting securities) for a period of five years following the acquiring person’s share acquisition date. The prohibited transactions include, among others, a merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from, the acquiring person, or any other receipt by the acquiring person of a disproportionate benefit as a shareholder. Exceptions to this statutory prohibition include approval of the transaction at a shareholders meeting by holders of not less than two-thirds of the outstanding shares entitled to vote on the transaction, not counting shares as to which the acquiring person has beneficial ownership or voting control, transactions approved by the board of directors prior to the acquiring person first becoming an acquiring person or a merger, share exchange, consolidation, liquidation, distribution or certain other significant business transactions entered into with the acquiring person where certain requirements regarding the fairness of the consideration to be received by the shareholders have been met. We may not exempt ourselves from coverage of this statute. These statutory provisions may have the effect of delaying, deterring or preventing a change in control of the Company.

Our board of directors is divided into three approximately equal classes of directors serving staggered three-year terms. In addition, our articles of incorporation provide that directors may be removed from office only at a meeting of the shareholders called expressly for that purpose and only for “cause.” Our articles of incorporation limit “cause” to willful misfeasance having a material adverse effect on us or conviction of a felony, provided that any action by a director shall not constitute “cause” if, in good faith, the director believed the action to be in, or not opposed to, our best interests or if the director is entitled to be indemnified with respect to such action under applicable law, our articles of incorporation or bylaws or a contract with us. Further, our bylaws require a shareholder to provide notice to us of such shareholder’s intention to nominate a person or persons for election as directors not later than 90 days prior to the first anniversary of the previous year’s annual meeting or, in the case of an election to be held at a special meeting of the shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. A shareholder must also provide us with notice of such shareholder’s intent to make any proposal at an annual meeting of shareholders not later than 90 days prior to the first anniversary of the previous year’s annual meeting of shareholders. These provisions may have the effect of deterring hostile takeovers or delaying a change in control of our management.

On December 28, 2009, we entered into our rights plan with Computershare Trust Company, N.A., as rights agent. In connection with our rights plan, one preferred stock purchase right was distributed for each common share held as of the close of business on January 7, 2010. Initially, the rights are not exercisable and are attached to, and trade with, all of the shares of common stock outstanding as of, and issued subsequent to, the record date (as defined in the rights plan). As adjusted in connection with our 1-for-6 reverse stock split effected on May 15, 2011, each right, if and when it becomes exercisable, will entitle the holder to purchase six ten-thousandths of a share of Series ZZ Junior Participating Cumulative Preferred Stock for $36.00, subject to standard adjustment in the rights plan. Upon the acquisition of 20% or more of common stock by a person or group, subject to certain exceptions (such acquisition referred to herein as a 20% acquisition), the rights will become exercisable for our preferred stock, except for those rights held by such 20% acquirer, which will become null and void. Upon a 20% acquisition, the holder of an exercisable right will be entitled to receive, upon exercise, in lieu of preferred stock, that number of shares of common stock, or in certain circumstances, including if there are insufficient shares of common stock to permit the exercise in full of the rights, preferred stock, other securities, cash, property or a reduction in the exercise price of the rights, or any combination of the foregoing, having a market value of two times the exercise price of the right.

If we are acquired in a merger, consolidation or certain other business combination transactions after a 20% acquisition, each holder of an exercisable right would then have the right to receive, upon exercise, common stock of the acquiring company having a market value equal to two times the exercise price of the right.

Our board of directors may redeem the rights for $0.0006 per right or amend the rights plan at any time prior to a 20% acquisition or the expiration of the rights plan. The rights plan will expire on January 7, 2013, unless the rights are previously redeemed or exchanged by us.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing

Our shares of common stock trade on The NASDAQ Capital Market and the MTA in Italy under the symbol “CTIC.”

SELLING SHAREHOLDERS

On April 18, 2012, we entered into an asset purchase agreement, or “Asset Purchase Agreement”, with S*BIO to acquire all right, title and interest in, and assume certain liabilities relating to, certain intellectual property and other assets related to compounds SB1518 and SB1578, which inhibit Janus kinase 2, commonly referred to as JAK2. On May 31, 2012, we completed the acquisition pursuant to the Asset Purchase Agreement and paid $13 million (in addition to a deposit of $2 million paid upon execution of the Asset Purchase Agreement) and issued 15,000 shares of Series 16 Preferred Stock convertible into common stock to S*BIO at the closing. The shares of Series 16 Preferred Stock were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, or the “Securities Act”, which automatically converted into 12,605,042 shares of our common stock 30 days after the closing. We have entered into a registration rights agreement with the selling shareholders pursuant to which we have agreed to file a registration statement, of which this prospectus is a part, under the Securities Act, registering the resale by the selling shareholders of the shares of common stock covered by this prospectus. We have also agreed to use commercially reasonable efforts to have such registration statement declared effective, and to keep such registration statement effective.

We have prepared this prospectus to allow the selling shareholders or their transferees, donees, pledgees, assignees or other successors-in-interest to sell or otherwise dispose of, from time to time, up to an aggregate of 12,605,042 shares of common stock issued in connection with the above-referenced acquisition. The following table indicates the names of the selling shareholders, the number of shares of common stock beneficially owned by the selling shareholders immediately prior to the date of this prospectus, and the total number of shares that may be offered pursuant to this prospectus. The table also provides information regarding the beneficial ownership of our common stock by the selling shareholders as adjusted to reflect the assumed sale of all of the shares offered under this prospectus. Percentage of beneficial ownership is based on 260,817,328 shares of our common stock outstanding as of June 22, 2012 (after giving effect to the automatic conversion of 15,000 shares of Series 16 Preferred Stock into 12,605,042 shares of common stock). The selling shareholders may offer the shares for sale from time to time in whole or in part. Except where otherwise noted, the selling shareholders named in the following table have, to our knowledge, sole voting and investment power with respect to the shares beneficially owned by them.

Selling Shareholder(1)	Number of Shares of Common Stock That May be Sold(2)	Shares Beneficially Owned Prior to this Offering(3)	Shares Beneficially Owned After Completion of this Offering(4)	Percentage of Common Stock Outstanding After Completion of this Offering(3)(4)
S*BIO Pte Ltd.	10,084,034	10,084,034	0	0
Onyx Pharmaceuticals, Inc.	2,521,008	2,521,008	0	0

(1)	Unless otherwise indicated, this table is based on information supplied to us by the selling shareholders and certain of our records.
(2)	All 12,605,042 shares of common stock offered pursuant to this prospectus were acquired upon automatic conversion of the shares of Series 16 Preferred Stock issued at the closing in connection with the asset acquisition with S*BIO.
(3)	Calculated based on Rule 13d-3(d)(1)(i) of the Exchange Act using 260,817,328 shares of common stock outstanding as of June 22, 2012 (after giving effect to the automatic conversion of 15,000 shares of Series 16 Preferred Stock into 12,605,042 shares of common stock).
(4)	Assumes the sale of all shares offered by the selling shareholders pursuant to this prospectus.

PLAN OF DISTRIBUTION

The selling shareholders including their transferees, donees, pledgees, assignees and successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

In connection with the sale of our common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholders may also sell shares of our common stock short and deliver these securities to close out its short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling shareholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

Because the selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling shareholders.

The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, or the “Exchange Act”, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed the selling shareholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

We will not receive any proceeds from the sale of the shares by the selling shareholders.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by O’Melveny & Myers LLP, San Francisco, California.

EXPERTS

Stonefield Josephson, Inc., an independent registered public accounting firm, has audited our consolidated financial statements for the year ended December 31, 2009, included in our Annual Report on Form 10-K for the year ended December 31, 2011, as set forth in its report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part (which report includes an explanatory paragraph as to the Company’s ability to continue as a going concern). Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Marcum LLP, an independent registered public accounting firm, has audited our consolidated financial statements at December 31, 2011 and December 31, 2010, and for the years then ended, included in our Annual Report on Form 10-K for the year ended December 31, 2011, as set forth in its report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part (which report includes an explanatory paragraph as to the Company’s ability to continue as a going concern). Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses payable by the registrant in connection with the offering described in this registration statement.

Securities and Exchange Commission registration fee		$938.95
NASDAQ Capital Market listing fee		*
Printing fees and expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Trustee Fees and expenses		*
Blue Sky fees and expenses		*
Transfer Agent fees		*
Miscellaneous expenses		*

Total	$	*

*	These fees and expenses depend on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act, or the “WBCA”, authorize Washington corporations to indemnify directors and officers under certain circumstances against expenses and liabilities incurred in legal proceedings in which they are involved by reason of being a director or officer, as applicable. Section 23B.08.320 of the WBCA authorizes a corporation to limit a director’s liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, knowing violations of law, illegal corporate losses or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article VII of the registrant’s articles of incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director’s liability to the registrant and its shareholders. Article VII also provides that no amendment or repeal of such Article shall adversely affect any right or protection of a director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

Article IX of the registrant’s second amended and restated bylaws provide for, among other things, the indemnification by the registrant of its directors and officers and the advancement of expenses. The registrant has entered into an indemnification agreement with each of its executive officers and directors in which the registrant agrees to hold harmless and indemnify the officer or director to the fullest extent permitted by Washington law. The form of such indemnification agreement is attached as Exhibit 10.19 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2001, filed with the SEC on March 29, 2002.

The directors and officers of the registrant also may be indemnified against liability they may incur for serving in such capacity pursuant to a liability insurance policy we maintain for such purpose.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit Number	Description

4.1	Registrant’s Amended and Restated Articles of Incorporation, as amended.(1)

4.2	Registrant’s Second Amended and Restated Bylaws.(2)

4.3	Specimen Common Stock Certificate.(3)

5.1	Opinion of Karr Tuttle Campbell.

23.1	Consent of Stonefield Josephson, Inc., Independent Registered Public Accounting Firm.

23.2	Consent of Marcum LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Karr Tuttle Campbell (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page hereto).

(1)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 (File No. 333-153358), Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on February 9, 2009, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on March 27, 2009, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on April 13, 2009, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on August 21, 2009, Exhibit 3.1 to the Registrant’s Registration Statement on Form 8-A, filed on December 28, 2009, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on January 19, 2010, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on April 5, 2010, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on May 27, 2010, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on July 27, 2010, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on September 17, 2010, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on October 22, 2010, Exhibits 3.1 and 3.2 to the Registrant’s Current Report on Form 8-K, filed on January 18, 2011, Exhibits 3.1 and 3.2 to the Registrant’s Current Report on Form 8-K, filed on February 24, 2011, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on May 2, 2011, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on May 18, 2011, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on June 17, 2011, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on July 6, 2011, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on November 15, 2011, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on December 14, 2011, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 31, 2012, and Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on June 5, 2012.
(2)	Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed on February 22, 2010.
(3)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 10/A filed on June 27, 1996.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 25th day of June, 2012.

CELL THERAPEUTICS, INC.

By:	/s/ James A. Bianco
James A. Bianco, M.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Cell Therapeutics, Inc., a Washington corporation, do hereby constitute and appoint James A. Bianco, M.D. and Louis A. Bianco, and each of them individually, the lawful attorneys-in-fact and agents, each with full power of substitution or re-substitution, with full power and authority to do any and all acts and things in our name and on our behalf in our capacities as officers and directors and to execute any and all instruments for us and in our names in the capacities indicated below which said attorneys-in-fact and agents, or either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulation or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or either one of them, shall do or cause to be done by virtue hereof. This power of attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Phillip M. Nudelman Phillip M. Nudelman, Ph.D.	Chairman of the Board	June 25, 2012

/s/ James A. Bianco James A. Bianco, M.D.	Chief Executive Officer and Director (Principal Executive Officer)	June 25, 2012

/s/ Louis A. Bianco Louis A. Bianco	Executive Vice President, Finance and Administration (Principal Financial Officer and Principal Accounting Officer)	June 25, 2012

/s/ John H. Bauer John H. Bauer	Director	June 25, 2012

/s/ Vartan Gregorian Vartan Gregorian, Ph.D.	Director	June 25, 2012

/s/ Richard L. Love Richard L. Love	Director	June 25, 2012

/s/ Mary O. Mundinger Mary O. Mundinger, D.P.H	Director	June 25, 2012

/s/ Jack W. Singer Jack W. Singer, M.D.	Director	June 25, 2012

/s/ Frederick W. Telling Frederick W. Telling, Ph.D.	Director	June 25, 2012

/s/ Reed V. Tuckson Reed V. Tuckson, M.D., F.A.C.P.	Director	June 25, 2012

EXHIBIT INDEX

Exhibit Number	Description

4.1	Registrant’s Amended and Restated Articles of Incorporation, as amended.(1)

4.2	Registrant’s Second Amended and Restated Bylaws.(2)

4.3	Specimen Common Stock Certificate.(3)

5.1	Opinion of Karr Tuttle Campbell.

23.1	Consent of Stonefield Josephson, Inc., Independent Registered Public Accounting Firm.

23.2	Consent of Marcum LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Karr Tuttle Campbell (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page hereto).

(1)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 (File No. 333-153358), Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on February 9, 2009, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on March 27, 2009, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on April 13, 2009, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on August 21, 2009, Exhibit 3.1 to the Registrant’s Registration Statement on Form 8-A, filed on December 28, 2009, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on January 19, 2010, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on April 5, 2010, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on May 27, 2010, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on July 27, 2010, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on September 17, 2010, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on October 22, 2010, Exhibits 3.1 and 3.2 to the Registrant’s Current Report on Form 8-K, filed on January 18, 2011, Exhibits 3.1 and 3.2 to the Registrant’s Current Report on Form 8-K, filed on February 24, 2011, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on May 2, 2011, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on May 18, 2011, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on June 17, 2011, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on July 6, 2011, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on November 15, 2011, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on December 14, 2011, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 31, 2012, and Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on June 5, 2012.
(2)	Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed on February 22, 2010.
(3)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 10/A filed on June 27, 1996.